UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018 (February 9, 2018)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2018, Pacific Premier Bancorp, Inc., a Delaware corporation, or PPBI, and Grandpoint Capital, Inc., a Delaware corporation, or Grandpoint, entered into an Agreement and Plan of Reorganization, referred to as the Merger Agreement, pursuant to which Grandpoint will be merged with and into PPBI, with PPBI as the surviving corporation, which is referred to as the Corporate Merger.  Immediately following the Corporate Merger, Grandpoint’s wholly-owned bank subsidiary, Grandpoint Bank, will be merged with and into Pacific Premier Bank, or Pacific Premier, which is the wholly-owned bank subsidiary of PPBI, with Pacific Premier as the surviving bank, which is referred to as the Bank Merger. The Corporate Merger and Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.”  A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.  A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Grandpoint shareholders upon completion of the Proposed Transaction, which is referred to as the Merger Consideration, will consist of whole shares of PPBI common stock, par value $0.01 per share, or PPBI Common Stock, and cash in lieu of fractional shares of PPBI Common Stock.  Upon consummation of the Corporate Merger, each share of Grandpoint voting common stock, $0.01 par value per share, and Grandpoint non-voting common stock, $0.01 par value per share, which are collectively referred to as Grandpoint Common Stock, issued and outstanding immediately prior to the effective time of the Corporate Merger will be canceled and converted into the right to receive 0.4750 shares of PPBI Common Stock, which is referred to as the Exchange Ratio.

Grandpoint Options

Upon consummation of the Corporate Merger, each outstanding and unexercised option to acquire shares of Grandpoint Common Stock will be cancelled in exchange for the right to receive from Grandpoint, immediately prior to the Effective Time (as defined in the Merger Agreement) of the Corporate Merger, a single-lump sum cash payment, equal to the product of (i) the number of shares of Grandpoint Common Stock subject to such Grandpoint option immediately prior to the Effective Time, and (ii) the excess, if any, of (A) the PPBI Average Share Price (as defined in the Merger Agreement)  multiplied by the Exchange Ratio, over (B) the exercise price per share of such Grandpoint option, less any applicable taxes required to be withheld with respect to such payment.  If the exercise price per share of any such Grandpoint option is equal to or greater than the PPBI Average Share Price multiplied by the Exchange Ratio, such Grandpoint option shall be canceled without any cash payment being made in respect thereof.

Support Agreement and Shareholder Agreements

As an inducement for PPBI to enter into the Merger Agreement, certain investors that currently own approximately 89.8% of the outstanding shares of Grandpoint Common Stock, entered into a support agreement with PPBI pursuant to which  they have each agreed, among other things, to provide their written consent to vote the shares of Grandpoint Common Stock over which they exercise voting control in favor of adoption and approval of the Merger Agreement and any other matters required to be approved by Grandpoint’s shareholders for the consummation of the Proposed Transaction.  Each support agreement is substantially in the form included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

As an additional inducement for PPBI to enter into the Merger Agreement, certain directors and each executive officer of Grandpoint, who own in the aggregate approximately 3% of the outstanding shares of Grandpoint Common Stock, entered into a shareholder agreement with PPBI pursuant to which he or she agreed, among other things, to provide his or her written consent to vote all shares of Grandpoint Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved by Grandpoint shareholders for the consummation of the Proposed Transaction.  These shareholders also agreed to certain restrictions on their ability to transfer their shares of Grandpoint Common Stock until written consents reflecting at least a majority of all issued and outstanding shares of Grandpoint Common Stock and voting in favor of the Merger, the Merger Agreement and the transactions contemplated thereby have been irrevocably delivered to Grandpoint.  In addition, subject to certain enumerated exceptions, those executive officers of Grandpoint who are not being retained by PPBI have also agreed to refrain from soliciting customers and employees of Grandpoint or its subsidiaries for a period of two (2) years subject to, and following the closing of the Proposed Transaction.  Each shareholder agreement is substantially in the form included as Annex B to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Assumption of Grandpoint Indenture Obligation

In connection with the closing of the Proposed Transaction, PPBI will assume the obligations under Grandpoint’s indenture, or the Indenture.  In connection with the assumption of the Indenture, PPBI and Grandpoint will enter into a supplemental indenture or other documents reasonably required by the trustee to make such assumption effective.  Pursuant to the Indenture, Grandpoint had junior subordinated debentures issued and outstanding with a carrying value of $5.2 million as of December 31, 2017.

Appointment of Directors

Pursuant to the terms of the Merger Agreement, PPBI is required to take all action necessary to appoint or elect, effective as of the effective time of the Proposed Transaction, two (2) individuals, each of whom must be mutually agreeable to PPBI and Grandpoint, one of whom shall be Don M. Griffith, the Chairman and Chief Executive Officer of Grandpoint, as directors of PPBI and Pacific Premier.  Each individual will serve until the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction and until his or her successor is elected and qualified.  Subject to the fiduciary duties of the PPBI Board of Directors, PPBI is required to include such individuals on the list of nominees for director presented by the PPBI Board of Directors and for which the PPBI Board of Directors will solicit proxies at the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from Grandpoint to PPBI, which are qualified by the confidential disclosures provided by Grandpoint to PPBI, and customary representations and warranties from PPBI to Grandpoint.

Business Pending the Proposed Transaction

Grandpoint is required under the Merger Agreement to conduct its business in the ordinary and usual course, consistent with past practice, to use commercially reasonable efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and PPBI the goodwill of the customers of Grandpoint and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include:

(i)                                    the approval of the Merger Agreement by Grandpoint’s shareholders and the approval of the issuance of shares of PPBI Common Stock by PPBI’s shareholders;

(ii)                                as of the month-end prior to the closing of the Proposed Transaction, Grandpoint Bank must have an aggregate outstanding balance of non-maturity deposits equal to at least $2.2 billion;

(iii)                             as of the closing of the Proposed Transaction,  Grandpoint must have tangible common equity of not less than $291.8 million, subject to certain assumptions and adjustments that are set forth in the Merger Agreement;

(iv)                              the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions or requirements, other than conditions or requirements that require PPBI or Grandpoint to take any action or commit to take any action that would (x) reasonably be likely to have a material adverse effect on PPBI (measured on a scale relative to Grandpoint) or a material adverse effect on Grandpoint, (y) reasonably be likely to impose a material burden on PPBI or any of its subsidiaries (including, after the Effective Time, Grandpoint and its subsidiaries) or (z) require the sale by PPBI or any of its subsidiaries (including, after the Effective Time, Grandpoint and its subsidiaries) of any material portion of their respective assets;

(v)                                 the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction;

(vi)                              the effective registration of the shares of PPBI Common Stock to be issued to Grandpoint’s shareholders with the Securities and Exchange Commission (the “SEC”) and the approval of such shares for listing on the Nasdaq Global Market;

(vii)                         all representations and warranties made by PPBI and Grandpoint in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect; and

(viii)                      PPBI and Grandpoint must have performed their respective obligations under the Merger Agreement in all material respects.

Termination

The Merger Agreement contains certain termination rights for both PPBI and Grandpoint, including if (i) the Corporate Merger is not consummated by December 31, 2018, (ii) the necessary regulatory approvals are not obtained, or (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

In certain circumstances, PPBI may terminate the Merger Agreement, including in the event that (i) the PPBI Average Share Price is greater than $45.665 and (ii) the PPBI Average Share Price outperforms the KBW Regional Banking Index by greater than 15%.

In certain circumstances, Grandpoint may terminate the Merger Agreement, including in the event that (i) the PPBI Average Share Price is less than $33.745 and (ii) the PPBI Average Share Price underperforms the KBW Regional Banking Index by greater than 15%.

Termination Fee

Grandpoint must pay PPBI a termination fee in the amount of $23.0 million if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of knowing and intentional breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding PPBI, Pacific Premier, Grandpoint, Grandpoint Bank, or their respective affiliates or their respective businesses.

ITEM 8.01.                               OTHER EVENTS

On February 12, 2017, PPBI issued a press release announcing that it and Grandpoint had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  In addition, PPBI will be providing supplemental information regarding the Merger in connection with a presentation to investors.  The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

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Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding PPBI, Pacific Premier, Grandpoint, Grandpoint Bank and the Proposed Transaction.  These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward- looking statements.  Such risks and uncertainties include, but are not limited to, the following factors:  the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the Proposed Transaction may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Proposed Transaction; conditions to the closing of the Proposed Transaction may not be satisfied; the Grandpoint shareholders may fail to provide the requisite consents to approve the consummation of the Proposed Transaction and the shareholders of PPBI may not approve the issuance of PPBI Common Stock in connection with the Proposed Transaction.

PPBI, Pacific Premier, Grandpoint and Grandpoint Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the SEC by PPBI.  The registration statement will contain a consent solicitation and proxy statement/prospectus to be distributed to the shareholders of Grandpoint and PPBI in connection with their vote on the acquisition. SHAREHOLDERS OF GRANDPOINT AND PPBI ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE CONSENT SOLICITATION AND PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  The final consent solicitation and proxy statement/prospectus will be mailed to shareholders of Grandpoint and PPBI. Investors and security holders will be able to obtain those documents, and any other documents PPBI has filed with the SEC, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by PPBI will be available free of charge by (1) accessing PPBI’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing PPBI at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (3) writing Grandpoint at 333 South Grand Avenue, Los Angeles, CA 90071, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of PPBI may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of PPBI is included in the proxy statement for its 2017 annual meeting of PPBI shareholders, which was filed with the SEC on April 27, 2017.  The directors, executive officers and certain other members of management and employees of Grandpoint may also be deemed to be participants in the solicitation of consents in favor of the acquisition from the shareholders of Grandpoint.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the consent solicitation and proxy statement/prospectus regarding the proposed acquisition when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of February 9, 2018, by and between Pacific Premier Bancorp, Inc. and Grandpoint Capital, Inc.*

99.1	Press release, dated February 12, 2018.

99.2	Investor Presentation, dated February 12, 2018.

*                                         Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PPBI agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

EXHIBIT INDEX

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of February 9, 2018, by and between Pacific Premier Bancorp, Inc. and Grandpoint Capital, Inc.*

99.1	Press release, dated February 12, 2018.

99.2	Investor Presentation, dated February 12, 2018.

*                                         Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PPBI agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	February 12, 2018	By:	/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer